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                              DEBT RESTRUCTURE AGREEMENT

                                       BETWEEN

                                  BENZ ENERGY, INC.,
                               TEXSTAR PETROLEUM, INC.
                           STEWART PECK, IN HIS CAPACITY AS
                           COLLATERAL AGENT, STEWART PECK,
                          IN HIS CAPACITY AS DEPOSIT AGENT,
                             PARTICIPATING CREDITORS AND,
                         SOLELY FOR THE PURPOSES INDICATED IN
                   SECTION 25.09, AQUILA ENERGY CAPITAL CORPORATION








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                              DEBT RESTRUCTURE AGREEMENT

       This Debt Restructure Agreement ("Agreement") is made by and among Benz Energy, Inc., Texstar Petroleum, Inc., Stewart Peck, in his capacity as Collateral Agent, Stewart Peck, in his capacity as Deposit Agent,
Participating Creditors and, solely for the purposes indicated in Section 25.09, Aquila Energy Capital Corporation.

                                      ARTICLE I

                                     DEFINITIONS

       The following terms, as used in this Agreement, shall have the meanings indicated below, unless the context otherwise requires:

       1.01 "ALLOWED AMOUNT" shall mean the amount of a creditor's claim which is either (i) acknowledged and agreed to by the Companies, or (ii) is established as due and owing by the Companies pursuant to the arbitration procedures set forth in Section 6.03. In no event shall the Allowed Amount include interest for the period prior to the Closing Date or attorneys' fees.

       1.02 "AQUILA" shall mean Aquila Energy Capital Corporation, a Delaware corporation, its successors and assigns.

       1.03 "AVERAGE ADJUSTED SHARE PRICE" shall mean the average of the closing price of shares of Benz common stock for the thirty (30) trading days prior to payment in full of the Participating Creditor Claims as provided in this Agreement (excluding the Upside Payment) adjusted for share consolidations and dilutions from issuance of stock at less than market price (other than that resulting from the exercising, existing or proposed warrants or options disclosed in the Benz Energy Inc. Offer to Exchange and Offer to Sell dated June 15, 1999 or options and warrants issued in the future at exercise price less than the then market price).

       1.04   "BENZ" shall mean Benz Energy, Inc.

       1.05 "BUSINESS DAY" shall mean a day other than a Saturday, a Sunday, or any federal holiday.

       1.06 "CAPITAL EXPENDITURES" shall mean, from and after the first day of the month following the Closing Date, all costs required to be capitalized initially according to generally accepted accounting procedures under the full cost accounting method, and shall include oil and gas lease acquisition costs, seismic data acquisition expenses, seismic data processing expenses, delay rental payments, plugging and abandonment expenses, and (to the extent not treated as lease operating expenses) costs to comply with governmental regulations.

       1.07 "CASH" means legal tender of the United States or equivalents thereof.

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       1.08   "CLOSING DATE" shall mean the first Business Day following satisfaction of all conditions to this Agreement set forth in Article II, which shall be August 6, 1999 unless extended by the Companies in their sole discretion; provided that in no event shall the Closing Date be extended beyond September 30, 1999.

       1.09 "COLLATERAL AGENT" shall mean Stewart Peck or his successor appointed pursuant to the terms of this Agreement and the Collateral Agent Agreement.

       1.10 "COLLATERAL AGENT AGREEMENT" shall mean the Collateral Agent Agreement in the form of Exhibit 8.

       1.11 "COLLATERAL DOCUMENTS" shall mean the Deeds of Trust, Assignment of Production, Security Agreement and Financing Statement and Act of Mortgage, Pledge and Security Agreement substantially in the form of Exhibits 3, 4 and 5 and the Security Agreement substantially in the form of
Exhibit 6 to this Agreement.

       1.12   "COMPANIES" shall mean Benz and Texstar.

       1.13 "CONVENIENCE CLAIM" shall mean any claim against either or both of the Companies that is (i) $10,000 or less, or (ii) more than $10,000 if the holder has elected on a timely basis, to reduce its claim to $10,000.

       1.14 "CREDITOR RATIFICATION" shall mean the Ratification and Limited Power of Attorney in the form attached as Exhibit 1.

       1.15 "DEBT SERVICE" shall mean payments of principal and interest that are required to be made on the Senior Indebtedness, the Enabling Loan and Future Loans from and after the first day of the month following the Closing Date.

       1.16 "DEDICATED PORTION OF NET LOAN PROCEEDS" shall mean fifty percent (50%) of the Net Loan Proceeds.

       1.17 "DEDICATED PORTION OF NET PROPERTY SALE PROCEEDS" shall mean on a property-by-property basis fifty percent (50%) of the Net Property Sales Proceeds.

       1.18 "DEDICATED RECEIVABLES" shall mean the dollar amount owed to Texstar by (i) Century Offshore Management Co. for operations on the Oakvale Dome property and Wausau property through June 30, 1999, and (ii) Akasha Partners LLC for operations on the Wausau property and the East Morgantown property through June 30, 1999.

       1.19   "DEPOSIT AGENT" shall mean Stewart Peck.

       1.20 "DISPUTED CLAIM" shall mean that portion of an Eligible Claim held by a Participating Creditor in excess of the Allowed Amount.

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       1.21   "DISPUTED CLAIM RESERVE" shall mean the dollar amount which at any point in time would have been paid to a Participating Creditor for and on account of its Disputed Claim if such Disputed Claim was an Allowed Amount.

       1.22 "ELIGIBLE CLAIMS" shall mean the claims held by the creditors of the Companies for services, materials or supplies provided on or before June 14, 1999 listed on Exhibit 2 to this Agreement and in the amounts which are listed in Exhibit 2, plus (i) any additional amounts which are later determined to have been owed in accordance with Article VI, and (ii) any additional creditor and claim which the Companies elect at any point (including after the Closing Date) to include as Eligible Claims. The dollar amount of Eligible Claims shall be adjusted to reflect any settlements or arbitration awards.

       1.23 "ENABLING LOAN" shall mean all loans by Aquila (and other amounts due Aquila) pursuant to the loan agreement entered into on or about the Closing Date between Texstar and Aquila, which loans shall not be in an aggregate amount less than $25,000,000 nor greater than $35,000,000 unless the Requisite Majority otherwise consents in writing.

       1.24 "EVENT OF DEFAULT" shall mean the occurrence of any conditions, events or acts described in Article XXII.

       1.25 "EXEMPTED MERGER" shall mean a merger by Benz approved by a majority of Senior Management with a U.S. corporation that is effected for the primary purpose of enabling Benz to list its common shares on the NASDAQ or similar system or American Stock Exchange. A merger with any company listed on the NASDAQ, American Stock Exchange or similar system will be deemed to be effectively for the primary purpose of enabling Benz to list its common shares on such exchange or system if the other company has an Enterprise Value equal to or less than half of the Enterprise Value of Benz. For the purpose of this section, "Enterprise Value" is the aggregate of total debt, principal amount of preferred stock not traded on a public market and the market value of all publicly traded stock.

       1.26 "FUTURE LOAN" shall mean any lending transactions (other than vendor financing), including any loans by Aquila other than the Enabling Loan, which are entered into subsequent to the Closing Date.

       1.27 "G&A EXPENSES" shall mean, from and after the first day of the month following the Closing Date, all customary and routine expenses generated or incurred by the Companies for legal, accounting, data processing, geological, engineering or secretarial services, group services and costs, depreciation (other than depreciation relating to real property), travel, office rent, telephone, reasonable employee compensation and benefits comparable to that paid by similar publicly traded oil and gas exploration companies (compensation in accordance with existing agreements or past levels is deemed reasonable), maintenance of the publicly traded status of the Benz Stock, and other items of a general and administrative nature, whether like or unlike the foregoing, and any other incidental expenses reasonably necessary to conduct the Companies' business.

       1.28 "INITIAL PAYMENTS" shall mean the payments to Participating Creditors provided for

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in Section 8.01.

       1.29 "LOAN EXPENSES" shall mean, from and after the first day of the month following the Closing Date, the direct costs, fees and expenses incurred by the Companies in connection with obtaining financing or refinancing on the Oil and Gas Properties, including but not limited to, commissions, finders fees, title policy premiums, endorsement charges, escrow fees, reasonable and actual legal fees and charges of the lender (i.e., engineering, repairs and repair allowances, legal, appraisal and loan fees), survey expenses, and title company charges and legal fees incurred by the Companies.

       1.30 "NET LOAN PROCEEDS" means the gross proceeds from a Future Loan minus the sum of (i) Loan Expenses, (ii) the dollar amount of such loan proceeds used to repay any loan (including the Senior Indebtedness, the Enabling Loan and any Future Loan) secured by liens with priority greater than that of the liens securing the obligations to the Collateral Agent, and
(iii) the portion of the loan proceeds required by the lender to be dedicated for purposes other than repayment of existing debt.

       1.31 "NET PROPERTY SALE PROCEEDS" shall mean the gross proceeds from the sale of one or more of the Oil and Gas Properties less the sum of the Selling Expenses, Senior Indebtedness, Enabling Loan and Future Loan.

       1.32 "NET REVENUE FROM OPERATIONS" shall mean the amount by which cumulative Revenue from Operations exceeds cumulative Operation Expenses.

       1.33 "NON-PARTICIPATING CLAIMS" shall mean the amount of Eligible Claims of creditors that fail to become Participating Creditors.

       1.34 "NON PARTICIPATING CREDITOR RESERVE" shall mean the dollar amount which at any point in time would have been paid to holders of Non Participating Claims pursuant to this Agreement if they had elected to be Participating Creditors.

       1.35 "OIL AND GAS PROPERTIES" shall mean the Companies' interest in oil and gas leases pledged as collateral pursuant to the Collateral Documents (excluding third party royalties, overriding royalties, net profit interests or interests held in trust for the benefit of third parties), together with the interest in any oil and gas leases acquired by the Companies (excluding third party royalties, overriding royalties, net profit interests or interests held in trust for the benefit of third parties) subsequent to the Closing Date that are required to be pledged as collateral pursuant to
Article XIX. The security interest in the Old Ocean property pledged as collateral shall be fifty percent (50%) of the Companies' working interest as of July 1, 1999. Accordingly, any interest in the Old Ocean property in excess of a fifty percent (50%) of the Companies' working interest as of July 1, 1999 is not included within the definition of an Oil and Gas Property for purposes of this Agreement. The security interest in the Rayburn property pledged as collateral shall be a sixty percent (60%) working interest. Accordingly, any interest in the Rayburn property in excess of a sixty percent (60%) working interest is not included within the definition of an Oil and Gas Property for purposes of this Agreement. The Plum Grove property shall not be included as an Oil and Gas

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Property.

       1.35 "OPERATING AGREEMENT" means the operating agreements in effect as of the date hereof, and from time to time hereafter, for the Oil and Gas Properties between either of the Companies and other working interest owners.

       1.36 "OPERATION EXPENSES" shall mean and shall include the following costs and expenses actually incurred by the Companies from and after the first day of the month following the Closing Date:

              (i) all costs of gathering, transporting and marketing production from the Oil and Gas Properties;

              (ii) all costs of operating, producing and maintaining the Oil and Gas Properties (including any third party non-operating interest owner's share of expenses advanced by the Companies pursuant to the terms of an Operating Agreement);

              (iii)  Capital Expenditures;

              (iv) all costs of processing production from the Oil and Gas Properties;

              (v)    G&A Expenses;

              (vi)   Debt Service;

              (vii)  Taxes;

              (viii) the Non Participating Creditor Reserves and payments to Non Participating Creditors up to the amount of the Non Participating Creditor Reserve; and

              (ix)   payments for and on account of Participating Creditors'
       Claims.

       1.37 "PARTICIPATING CREDITOR'S CLAIM" shall mean the Allowed Amount of an Eligible Claim of a Participating Creditor and shall not include the Upside Payment Amount.

       1.38 "PARTICIPATING CREDITORS" shall mean the holders of Eligible Claims that satisfy the requirements to become Participating Creditors.

       1.39 "PRO RATA" means the proportion that the balance of the Allowed Amount of a Participating Creditor Claim bears to the aggregate balance of all Eligible Claims held by Participating Creditors unless otherwise provided.

       1.40 "REQUISITE MAJORITY" shall mean Participating Creditors holding at least sixty percent (60%) by number of all Participating Creditor Claims that timely return ballots in response to a Solicited Action, provided that such claims must have originally totaled at least $3,500,000

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(based on Allowed Amounts prior to crediting payments pursuant to this
Agreement).

       1.41 "REVENUE FROM OPERATIONS" shall mean the following amounts actually earned and received by the Companies from and after the first day of the month following the Closing Date:

              (i) gross proceeds from the sale of hydrocarbons produced from the Oil and Gas Properties;

              (ii) funds received from third party non-operating interest owners to reimburse the Companies for advances pursuant to an Operating Agreement;

              (iii) all material proceeds received by the Companies from the sale, from and after the Closing Date, of any materials, supplies, equipment and other personal property or fixtures, or any part thereof or interest therein, located on or used in connection with the Oil and Gas Properties;

              (iv) all insurance proceeds received by the Companies as a consequence of the loss or damage from and after the Closing Date to the Oil and Gas Properties, or any part thereof or interest therein, or any materials, supplies, equipment or other personal property or fixtures located on or used in connection with any of the Oil and Gas Properties, unless such proceeds are used by the Companies within 180 days of receipt to replace any such lost or damaged materials, supplies, equipment and other personal property; and

              (v) the proceeds of all judgments and claims received by the Companies (excluding the Dedicated Receivables) for damages from and after the Closing Date directly related to the Oil and Gas Properties, or any part thereof or interest therein, or any materials, supplies, equipment or other personal property or fixtures, or any part thereof or interest therein, located on or used in connection with any of the Oil and Gas Properties and which is specifically allocated to the Oil and Gas Properties or the materials, supplies, equipment or other personal property or fixtures or any part thereof located on or used in connection with any of the Oil and Gas Properties.

Proceeds from the sale of Oil and Gas Properties and loan proceeds are not included within Revenue from Operations.

       1.42 "SELLING EXPENSES" shall mean the direct costs, fees and expenses incurred by the seller in connection with the sale of an Oil and Gas Property, including but not limited to, all transfer gains and sales taxes, sales commissions, employee supplemental compensation of ten percent (10%) of Net Property Sales Proceeds from undeveloped properties net of all other Selling Expenses, finders fees, title policy premiums, endorsement charges, escrow fees, survey expenses and title company charges, repair costs and repair allowances, actual legal costs and fees.

       1.43   "SENIOR INDEBTEDNESS" shall mean the indebtedness described in
Exhibit 7.

       1.44 "SENIOR MANAGEMENT" shall mean Prentis Tomlinson, Bob Herlin and Todd Grabois.

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       1.45   "SOLICITED ACTION" shall mean any proposed action or agreement that Participating Creditors are requested to approve in accordance with the procedures set forth in Section 24.02.

       1.46 "SUBSTANTIAL MANAGEMENT CHANGE" shall mean the termination or resignation of two (2) or more of the existing Senior Management.

       1.47 "TAXES" means all taxes of any type including income, franchise, transfer, ad valorem, property, occupation, gathering, pipeline regulating, windfall profit, severance, gross production, energy, excise and other taxes and governmental charges and assessments imposed on the Oil and Gas Properties, regardless of whether incurred before or after the Closing Date.

       1.48   "TEXSTAR" shall mean Texstar Petroleum, Inc.

       1.49   "UPSIDE PAYMENT" shall mean the payment provided for in Article X.

       1.50 "UPSIDE PAYMENT AMOUNT" shall mean one percent (1%) of the balance of Participating Creditor Claims, after crediting the Initial Payment, for every $.05 (Canadian) that the Average Adjusted Share Price exceeds $.70 (Canadian) up to a maximum of five percent (5%). For purposes of this calculation, the Average Adjusted Share Price will be rounded to the nearest number evenly divisible by five. For example, if the Average Adjusted Share Price was $.82 (Canadian) a Participating Creditor's Upside Payment Amount would be two percent (2%) of the balance of that claim after crediting the Initial Payment. In the event that the shares of Benz common stock become denominated in U.S. dollars, the above amounts that are in Canadian dollars will be converted to U.S. dollars at the exchange rate between Canada and U.S. currency published by Bloomberg on the Business Day preceding such change in denomination.

                                      ARTICLE II

                                      CONDITIONS

       2.01 CONDITIONS TO BE SATISFIED BY TEXSTAR. The obligations of Benz, Participating Creditors and the Collateral Agent under this Agreement are conditioned upon the completion of the following conditions on or before the Closing Date, each of which constitute a condition precedent to their covenants and agreements under this Agreement.

              (a) AGREEMENT. Texstar shall execute and deliver this Agreement to the Deposit Agent.

              (b) COLLATERAL DOCUMENTS. Texstar shall execute and deliver the Collateral Documents to the Deposit Agent.

              (c) COLLATERAL AGENT AGREEMENT. Texstar shall execute and deliver the Collateral Agent Agreement to the Deposit Agent.

              (d) INITIAL PAYMENT. Texstar shall execute and deliver to the Deposit Agent

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       company checks payable to Participating Creditors for Participating
       Creditor Claims in the amount of the required Initial Payments as provided in Section 8.01.

              (e) REPRESENTATION. The representations of Texstar set forth in this Agreement shall be true in all material respects as of the Closing Date.

       2.02 CONDITIONS TO BE SATISFIED BY BENZ. The obligations of Texstar, Participating Creditors and the Collateral Agent under this Agreement are conditioned upon completion of the following conditions on or before the Closing Date.

              (a) AGREEMENT. Benz shall execute and deliver this Agreement to the Deposit Agent.

              (b) REPRESENTATION. The representations of Benz set forth in this Agreement shall be true in all material respects as of the Closing Date.

       2.03 CONDITION TO BE SATISFIED BY PARTICIPATING CREDITORS. The obligations of the Companies and the Collateral Agent under this Agreement are conditioned upon holders of Eligible Claims holding at least eighty-five percent (85%) by dollar amount of all Eligible Claims timely satisfying the requirements to become Participating Creditors as provided in Article V hereof. Unless extended by the Companies, in their sole discretion, the deadline for satisfaction of this condition is August 13, 1999. The timely satisfaction of this condition constitutes a condition precedent to the covenants and agreements of the Companies and the Collateral Agent under this Agreement.

       2.04 OTHER CONDITIONS TO BE SATISFIED. The obligations of the Companies, the Collateral Agent and the Participating Creditors are conditioned upon (i) closing and funding of the Enabling Loan, (ii) the Benz Offer to Exchange Shares of Class A Series II Convertible Preferred Stock for Convertible Debentures and Sell Class A Series II Convertible Preferred Stock dated June 15, 1999, (iii) purchase of Class A Redeemable Preferred Stock Series A by EnCap Energy Capital Fund III, L.P., and (iv) delivery by counsel for the Companies to the Deposit Agent of an Opinion of Counsel substantially in the form of Exhibit 9, on or before the Closing Date, each of which constitutes a condition precedent to the covenants and agreements under this Agreement.

                                     ARTICLE III

                                    DEPOSIT AGENT

       3.01 DEPOSITS IN ESCROW. Pending satisfaction of the conditions set forth in Article II, the instruments delivered to the Deposit Agent shall be held in escrow.

       3.02 DELIVERY TO COLLATERAL AGENT IN EVENT CONDITIONS ARE SATISFIED. In the event the conditions set forth in Article II are timely satisfied, the Deposit Agent shall deliver to the Collateral Agent (i) this Agreement fully executed by the Companies, Participating Creditors and the Collateral Agent, and (ii) copies of Creditor Ratifications executed by Participating Creditors, and (iii) the

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Collateral Documents fully executed by Texstar.

       3.03 DELIVERY TO PARTICIPATING CREDITORS IN THE EVENT CONDITIONS ARE SATISFIED. In the event that the conditions set forth in Article II are timely satisfied, then, within two (2) Business Days of satisfaction of all conditions, the Deposit Agent shall mail the checks representing the Initial Payment to each Participating Creditor.

       3.04 DELIVERY TO THE COMPANIES IN THE EVENT CONDITIONS ARE SATISFIED. In the event that the conditions set forth in Article II are timely satisfied, the Deposit Agent shall simultaneous with receipt of the checks for the Initial Payment deliver the originals of each Creditor Ratification to Texstar.

       3.05 INSTRUCTIONS IN EVENT CONDITIONS ARE NOT TIMELY SATISFIED. In the event that the conditions set forth in Article II are not satisfied within the times (including any extensions granted in accordance therewith) set forth therein, then this Agreement shall be void and the instruments delivered to the Deposit Agent shall be of no force and effect and shall be destroyed by the Deposit Agent. The Collateral Agent shall have no obligation or duties in the event the conditions set forth in Article II are not timely satisfied.

       3.06 LIMITATION ON DUTY AND LIABILITY OF DEPOSIT AGENT. The duties and responsibilities of the Deposit Agent shall be limited to those expressly set forth in this Agreement. No implied duties of the Deposit Agent shall be read into this Agreement, and the Deposit Agent shall not be subject to, or obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein. The Deposit Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for or orders of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished, or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made and entered by any court affecting such property or any part hereof, then and in any such event the Deposit Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it; and if it complies with any such order, writ, judgment or decree, it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. The Deposit Agent may rely, and shall be protected in acting or refraining from acting, upon any instruments furnished to it hereunder and believed by it to be genuine and believed by it to have been signed or presented by the appropriate party or parties. The Deposit Agent shall not be responsible for the sufficiency or accuracy, or the form, execution, validity or genuineness, of documents hereafter deposited or received hereunder, or of any endorsement thereon, or for lack of endorsement thereon, or for any description therein; nor shall it be responsible or liable in any respect on account of the identity, authority or rights of any person executing, depositing or delivering or purporting to execute, deposit or deliver any such document, security or endorsement or this Agreement, or on account of or by reason of forgeries, false representations, or the exercise

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of its discretion in any particular manner; nor shall the Deposit Agent be liable for any mistake of fact or any error of judgment, or for any act or omission, except as a result of its gross negligence or willful malfeasance.

       3.07 INDEMNITY. The Companies hereby agree to protect, defend, indemnify and hold harmless the Deposit Agent against and from any and all costs, losses, liabilities, expenses (including counsel fees and expenses) and claims imposed upon or asserted against the Deposit Agent on account of any action taken or omitted to be taken by it in good faith in connection with its acceptance of or performance of its duties and obligations as Deposit Agent under this Agreement as well as the costs and expenses of defending itself against any claim or liability arising out of or relating to this Agreement in such capacity only. The Participating Creditors hereby release the Deposit Agent from any and all claims, demands and liabilities in any manner arising from or related to the performance of his obligations under this Agreement, whether for his acts or failure to act insofar as the same shall have been in good faith.

       3.08 RESIGNATION. It is understood that the Deposit Agent reserves the right to resign as Deposit Agent at any time by giving ten (10) Business Days written notice of its resignation, specifying the effective date thereof, to each other party hereto. Within ten (10) Business Days after receiving the aforesaid notice, the other party or parties hereto shall appoint a successor Deposit Agent to which the Deposit Agent may distribute the property then held hereunder, less its fees, costs and expenses (including counsel fees and expenses).

                                      ARTICLE IV

                     EFFECT OF FAILURE TO SATISFY CONDITIONS AND
                         EFFECT OF SATISFACTION OF CONDITIONS

       4.01 EFFECT OF NOT SATISFYING CONDITIONS. This Agreement, all stipulations and acknowledgments contained in this Agreement and all agreements and instruments delivered or to be delivered pursuant to this Agreement (including the Collateral Documents) shall be of no force or effect unless the conditions set forth in Article II are satisfied.

       4.02 EFFECT OF SATISFYING CONDITIONS. This Agreement and all agreements and instruments delivered or to be delivered pursuant to this Agreement (including the Collateral Documents) shall become effective immediately upon the timely satisfaction of all the conditions set forth in
Article II.

                                      ARTICLE V

                       PARTICIPATING CREDITORS AND RATIFICATION

       5.01 CREDITOR RATIFICATION. In order for the holder of an Eligible Claim to become a party to and entitled to the benefits of this Agreement, it must execute and deliver to the Deposit Agent a Creditor Ratification within the period set forth in Section 2.03 (as same may be extended in accordance with Section 2.03), except as otherwise provided in Section 5.02.

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       5.02   DISCRETIONARY EXTENSION OF TIME.  A holder of an Eligible Claim that fails to timely satisfy the requirements of Section 5.01 may become a Participating Creditor only if (i) it executes and delivers the Creditor Ratification to the Companies and the Collateral Agent, and (ii) the Companies in their sole discretion agree to waive the deadline set forth in
Section 5.01.

       5.03   RATIFICATION OF AGREEMENT.  Subject to the provisions of
Article II, each Participating Creditor ratifies and is bound by the terms of this Agreement and the Collateral Agent Agreement. Each Participating Creditor shall evidence its agreement to be bound by the terms of this Agreement by execution and delivery of the Creditor Ratification to the Collateral Agent.

       5.04 INITIAL COLLATERAL AGENT. Each Participating Creditor agrees to the selection of Stewart Peck as the initial Collateral Agent.

                                      ARTICLE VI

                              BENZ/TEXSTAR INDEBTEDNESS

       6.01 JOINT AND SEVERAL. Provided that the conditions to this Agreement are timely satisfied, the Companies agree to be jointly and severally liable for the Allowed Amount of Participating Creditors' Claims.

       6.02 DEBT. The full amount acknowledged by Texstar to be due and owing to Participating Creditors as of June 14, 1999, is set forth in Exhibit 2 to this Agreement.

       6.03 ARBITRATION OF CLAIM AMOUNT DISPUTES. Any claim by a Participating Creditor that the Allowed Amount of its claim should be greater than the amount listed on Exhibit 2 shall be resolved in accordance with this Section.

              (a) The Companies and the Participating Creditor in question will attempt in good faith to resolve any controversy or dispute concerning the amount owed promptly by negotiations between themselves. No arbitration may be commenced by any party unless and until a negotiation complying with the foregoing subparagraph has been completed.

              (b) If a controversy or dispute with respect to the Allowed Amount of a claim is not resolved after completion of the negotiation process described above, then, upon notice by any party to the other parties (an "Arbitration Notice") and to the American Arbitration Association, the controversy or dispute shall be submitted for binding arbitration in Houston, Texas, in accordance with the American Arbitration Association's Commercial Arbitration Rules (the "Rules"). The parties agree that they will abide by and perform any award rendered by the arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The determination of the Allowed Amount of a claim by the arbitrator shall be final and binding on all parties and judgment upon the award or judgment of the arbitrator may be entered and enforced by any court having jurisdiction. The fees and expenses of the arbitrator will be shared by all parties engaged in the dispute or controversy on a basis determined to be fair and equitable by the arbitrator, taking into account the relative fault of each party, the relative credibility and merit of all claims and defenses made by each party and the cooperation, speed and efficiency of each party in conducting the arbitration proceedings and complying with the Rules and with orders and requests of the arbitrator.

              (c) Promptly after the Arbitration Notice is given, the American Arbitration Association will select three possible arbitrators that have experience in the oil and gas business, to whom the American Arbitration Association will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve, the American Arbitration Association shall continue to designate potential arbitrators until the parties have three to select from. After the panel of three potential arbitrators has been completed, a two-page summary of the background of each of the potential arbitrators will be given to each of the parties, and the parties will have a period of ten (10) days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the parties are unable to agree upon an arbitrator, then one of the parties shall notify the American Arbitration Association, and the American Arbitration Association shall select the arbitrator from one of the three, or less, if one or more has been found to be disqualified or removes himself from consideration (if all three are disqualified or remove themselves, then the American Arbitration Association shall start the arbitration selection process over again). The decision of the American Arbitration Association with respect to the selection of the arbitrator will be final and binding in such case.

              (d) Within ten (10) days after the selection of the arbitrator, the parties and their counsel will appear before the arbitrator at a place and time in Houston, Texas, as may be designated by the arbitrator for the purpose of each party making a one hour or less presentation and summary of the case. Thereafter, the arbitrator will set dates and times for additional hearings until the proceeding is concluded. The desire and goal of the parties is, and the arbitrator will be advised that his goal should be, to conduct and conclude the arbitration proceedings as expeditiously as possible. If any party or his counsel fails to appear at any hearing, the arbitrator shall be entitled to reach a decision based on the evidence which has been presented to him by the parties who did appear. Any arbitral award may be confirmed by a Texas state court.

              (e) The amount of Participating Creditor claims shall be adjusted pursuant to any arbitration award made pursuant to this Agreement

                                     ARTICLE VII

                            PAYMENT OF CONVENIENCE CLAIMS

       7.01 PAYMENT. Within 45 days of the Closing Date, the Allowed Amount of each Convenience Claim shall be paid in full.

       7.02 ELECTION TO BE TREATED AS A CONVENIENCE CLAIM. By executing a form titled "Election to be Treated as a Convenience Claim", the holder of an Eligible Claim in an Allowed Amount greater than $10,000 may elect to reduce the amount of such holder's claim to $10,000 and to receive treatment as a Convenience Claim. Such election shall constitute a waiver of the right to collect, and a release of, the amount of the Eligible Claim in excess of $10,000, and the holder of such claim shall be deemed to have released the Companies and their property from any and all liability for such excess amount.

                                     ARTICLE VIII

                     INITIAL PAYMENTS TO PARTICIPATING CREDITORS

       8.01 INITIAL PAYMENT. Each Participating Creditor shall receive an Initial Payment equal to ten percent (10%) of the Allowed Amount of its claim. The Initial Payment shall be credited against the (i) Allowed Amount of the claim, and (ii) any liens filed by the Participating Creditor in its own right.

       8.02 OBLIGATION AMOUNT. The unpaid balance of the Allowed Amount of Participating Creditors' claims shall (i) be paid in accordance with Article IX, and (ii) accrue interest at the rate of ten percent (10%) per annum from the Closing Date.

                                      ARTICLE IX

                    SUBSEQUENT PAYMENTS TO PARTICIPATING CREDITORS

       9.01 PRO RATA ALLOCATION OF REQUIRED PAYMENTS. Subject to the provisions of Article XI, each holder of a Participating Creditor Claim shall receive its Pro Rata share of the payments to be made by the Companies pursuant to this Article.

       9.02 QUARTERLY PAYMENTS. Within sixty (60) days following the end of each calendar quarter, the Companies shall pay to the holders of Participating Creditor Claims fifty percent (50%) of Net Revenue from Operations less (i) the Non Participating Creditor Reserve, and (ii) the Disputed Claims Reserve. The first quarterly payment shall be due on November 29, 1999 for the quarter ending September 30, 1999.

       9.03   DEDICATED PORTION OF NET PROPERTY SALE PROCEEDS.  Within ten
(10) Business Days of actual receipt by the Companies of the proceeds from the sale of one or more of the Oil and Gas Properties, the Dedicated Portion of Net Property Sales Proceeds, less (i) the Non Participating

Creditor Reserve, and (ii) the Disputed Claims Reserve, shall be paid to the holders of Participating Creditor Claims.

       9.04 DEDICATED PORTION OF NET LOAN PROCEEDS. Within ten (10) Business Days of actual receipt by the Companies of the proceeds from a Future Loan, the Dedicated Portion of the Net Loan Proceeds, less (i) the Non Participating Creditor Reserve, and (ii) the Disputed Claims Reserve, shall be paid to the holders of Participating Creditor Claims.

       9.05 DEDICATED RECEIVABLES. Any Cash payments received by the Companies on the Dedicated Receivables, less the Non Participating Creditor Reserve, and less the Disputed Claims Reserve, and after deduction for legal fees and expenses, shall be held in trust until paid to the Participating Creditors. Texstar shall not accept payment on the Dedicated Receivables in any form other than cash without the consent of the Requisite Majority of Participating Creditors. The Companies will prosecute the collection of the Dedicated Receivables with reasonable diligence and pay the reasonable legal fees and expenses incurred in connection therewith.

       9.06 MATURITY DATE. The unpaid balance of Participating Creditor's Claims plus interest as provided by this Agreement shall be due and payable on the earlier of (i) the third year anniversary of the Closing Date, (ii) twenty (20) Business Days following the effective date of a consolidation or merger other than an Exempted Merger of Benz with or into any other entity,
(iii) upon a sale or transfer in a single transaction or series of related transactions of all or substantially all of the assets of Benz and Texstar,
(iv) twenty (20) Business Days following the date on which a Substantial Management Change occurs, or (v) ten (10) Business Days after the occurrence of an Event of Default.

                                      ARTICLE X

                                    UPSIDE PAYMENT

       10.01 CONDITION UNDER WHICH DUE. In the event that Participating Creditor Claims are not paid in full on or before the second anniversary of the Closing Date, the Participating Creditors shall be entitled to receive the Upside Payment Amount.

       10.02 PAYMENT DATE. The Upside Payment Amount, if any, shall be paid to each Participating Creditor within ninety (90) Business Days following the third anniversary of the Closing Date.

       10.03 DISCLAIMER. No representation, express or implied, is made by the Companies as to what the amount, if any, the Upside Payment Amount may ultimately be determined to be.

       10.04 UNSECURED. The obligations of Texstar and Benz pursuant to this Article shall be unsecured and, accordingly, will not be collateralized by the property pledged pursuant to the Collateral Documents.

                                      ARTICLE XI

                    RESERVES FOR NON-PARTICIPATING CREDITOR CLAIMS

       As provided in Article IX, the amount of the Net Revenue from Operations, Dedicated Portion of Net Property Sale Proceeds, Dedicated Portion of Net Loan Proceeds and Dedicated Receivables collections which would otherwise be paid to the holders of Participating Creditor Claims shall be reduced by the percentage of total Eligible Claims that are held by Non Participating Creditors. For example, if holders of ninety-five percent (95%) of Eligible Claims are Participating Creditors, then the dollar amount of each of the installment payments to holders of Participating Creditor Claims pursuant to Article IX would be reduced by five percent (5%).

                                     ARTICLE XII

                           ACKNOWLEDGMENT AND SUBORDINATION

       12.01 ACKNOWLEDGMENT CONCERNING THE SENIOR INDEBTEDNESS. Effective as of the Closing Date, the Collateral Agent and each Participating Creditor acknowledges that (i) any lien or claim filed by it as to Eligible Claims (including, but not limited to, any lien pursuant to Chapter 56 of the Texas Property Code or Mississippi Code Ann. Section 85-7-131, et seq. and all other applicable statutory lien laws) is subordinate in right to payment and lien priority to the liens securing the Senior Indebtedness, (ii) any lien that it may file in the future with respect to its Eligible Claim shall be subordinate in right to payment and lien priority to the liens securing the Senior Indebtedness, and (iii) the liens securing payment of the Senior Indebtedness are valid and properly perfected as to and against the Oil and Gas Properties.

       12.02 SUBORDINATION TO ENABLING LOAN. In order to fund the Initial Payments, it will be necessary for the Companies to consummate the Enabling Loan transactions. Effective as of the Closing Date, the Collateral Agent and each Participating Creditor agrees that (i) any lien or claim filed by it as to Eligible Claims (including, but not limited to, any lien pursuant to Chapter 56 of the Texas Property Code or Mississippi Code Ann. Section 85-7-131, et seq. and all other applicable statutory lien laws) is subordinate in right to payment and lien priority to the liens granted by the Companies to secure payment of the full amount of the Enabling Loan (including principal and interest), together with all renewals, modification and extensions thereof, (ii) any right to file a lien and any lien that it may file in the future against the Oil and Gas Properties to secure payment of its Eligible Claim (including, but not limited to, any lien pursuant to Chapter 56 of the Texas Property Code or Mississippi Code Ann. Section 85-7-131, et seq. and all other applicable statutory lien laws) is subordinate in right to payment and lien priority to the liens securing the Enabling Loan, and (iii) it will not contest the validity and perfection of the liens granted by the Companies to secure payment of the Enabling Loan.

       12.03 PRIORITY OF SENIOR INDEBTEDNESS AND ENABLING LOAN TO LIENS CREATED BY COLLATERAL DOCUMENTS. The obligations to Participating Creditors under this Agreement and the liens created by the Collateral Documents are subordinate in right to payment to the Senior Indebtedness and Enabling Loan and are subordinate in lien priority to the liens securing the Senior

Indebtedness and Enabling Loan.

       12.04 SUBORDINATION OF MECHANIC'S AND MATERIALMAN'S LIEN TO LIENS CREATED BY THE COLLATERAL DOCUMENTS. Each Participating Creditor hereby agrees that any lien or claim filed as well as any lien or claim that it may in the future file against the Oil and Gas Properties, including, but not limited to any lien pursuant to Chapter 56 of the Texas Property Code or Mississippi Code Ann. Section 85-7-131, et seq. and all other applicable statutory lien laws) to secure payment of an Eligible Claim is subordinate in right to payment and lien priority to the liens created pursuant to the Collateral Documents.

                                     ARTICLE XIII

                                     FUTURE LOANS

       13.01 CONSENT TO FUTURE LOANS. The Companies shall be entitled to attempt to arrange for Future Loans which would be secured by the property pledged as collateral to the Collateral Agent pursuant to this Agreement and the Collateral Documents. The Collateral Agent and Participating Creditors consent to any Future Loan provided the requirements of Section 13.02 are satisfied.

       13.02 SUBORDINATION. The Collateral Agent and Participating Creditors hereby agree to subordinate to any Future Loan (i) the right of Participating Creditor's to payment of Eligible Claims, (ii) the priority of any Participating Creditor's lien or lien claim on the Oil and Gas Properties, which lien secures payment of an Eligible Claim (including, but not limited to, any lien pursuant to Chapter 56 of the Texas Property Code or Mississippi Code Ann. Section 85-7-131, et seq. and all other applicable statutory lien laws), and (iii) the priority of the liens granted to the Collateral Agent pursuant to this Agreement and the Collateral Documents, subject only to and in accordance with the following provisions:

              (1) Written notice of the Companies' intent to subordinate must be given to the Collateral Agent;

              (2) The instruments or documents evidencing the subordination to be executed by the Collateral Agent shall be prepared by the Companies;

              (3) Such other documentation and information relating to the Future Loan giving rise to the requested subordination, as that documentation may be reasonably requested by the Collateral Agent in connection with the subordination, shall be provided to the Collateral Agent by the Companies;

              (4) The Participating Creditors are to receive out of the Net Loan Proceeds from such Future Loan the sum, if any, required to be paid in accordance with Section 9.04; and

              (5) The Net Loan Proceeds from such Future Loan retained by the Companies shall not be used (i) to purchase any shares of the Companies' stock, (ii) pay dividends, (iii) to pay any loan from Starbucks Trust, Prentis Tomlinson or Heather Tomlinson or any entity which they collectively, directly or indirectly own (beneficially or otherwise) or control at least ten percent (10%) of the ownership interests of, (iv) any future loans by an insider of the Companies, or (v) for termination compensation to Prentis Tomlinson greater than that specified in the December 15, 1998 Agreement by and between Benz Energy Ltd., Texstar Petroleum, Inc. and affiliates of EnCap Investments.

The obligation to subordinate under the terms of this Section is absolute and irrevocable prior to the occurrence of an Event of Default by the Companies. After the occurrence of an Event of Default by the Companies, the Collateral Agent is authorized and obligated to subordinate the liens under the terms of this Section, provided that such action is approved by the Requisite Majority. The Collateral Agent shall execute and deliver to the Companies such documents as are reasonably requested by the Companies to evidence the subordination provided for in this Section.

                                     ARTICLE XIV

                            SALE OF OIL AND GAS PROPERTIES

       14.01 CONSENT TO SALE OF OIL AND GAS PROPERTIES. The Companies shall be entitled to attempt to arrange for the sale of all or a portion of the property pledged as collateral to the Collateral Agent pursuant to this Agreement and the Collateral Documents. The Collateral Agent and Participating Creditors consent to any future sale of all or a portion of the Oil and Gas Properties provided that the requirements of Section 14.02 are satisfied.

       14.02 RELEASE OF LIENS. The Collateral Agent and Participating Creditors hereby agree to release (i) any lien or lien right of a Participating Creditor securing payment of an Eligible Claim, and (ii) any lien created pursuant to this Agreement or the Collateral Documents, solely to the extent such liens encumber the property to be sold by the Companies, subject only to and in accordance with the following provisions:

              (1) Written notice of the Companies' intent to sell property and obtain a release must be given to the Collateral Agent;

              (2) The instruments or documents evidencing the release to be executed by the Collateral Agent shall be prepared by the Companies;

              (3) Such other documentation and information relating to the terms of the sale, as that documentation may be reasonably requested by the Collateral Agent in connection with the release, shall be provided to the Collateral Agent by the Companies;

              (4) The purchaser is not an insider or affiliate of the Companies as those terms are defined in 11 U.S.C. Section 101; and

              (5) The Participating Creditors are to receive out of the Net Property Sale Proceeds from such sale the sum, if any, required to be paid in accordance with Section 9.03.

The obligation to release the liens under the terms of this Section is absolute and irrevocable prior to the occurrence of an Event of Default by the Companies. After the occurrence of an Event of Default by the Companies, the Collateral Agent is authorized and obligated to release the liens under the terms of this Section, provided that such action is approved by the Requisite Majority. The Collateral Agent shall execute and deliver to the Companies such documents as are reasonably requested by the Companies to evidence the release of liens provided for in this Section.

                                      ARTICLE XV

                                 RECORDS AND REPORTS

       15.01 BOOKS AND RECORDS. The Companies shall at all times maintain true and correct books and records sufficient to determine the amounts payable to Participating Creditors hereunder, including, but not limited to, books and records related to Revenue from Operations and Operation Expenses.

       15.02  INSPECTIONS.  The books and records referred to in Section
15.01 shall be open for inspection by the Collateral Agent or his duly authorized representative at the Companies' offices during normal business hours. The Companies will furnish to the Collateral Agent, if and whenever requested, such detailed information as the Collateral Agent may reasonably request concerning the Oil and Gas Properties, the operation thereof and the determination of the Net Revenue from Operations.

       15.03 QUARTERLY STATEMENTS. On or before the 25th day of the month following the end of each calendar quarter, the Companies shall deliver to the Collateral Agent a statement setting forth the computation of Net Revenue from Operations for such quarter.

                                     ARTICLE XVI

                       FUTURE SERVICES, EQUIPMENT AND MATERIALS

       Until the earlier of the (i) occurrence of an Event of Default by Texstar or Benz, or (ii) payment in full of Participating Creditor Claims in accordance with this Agreement, Texstar, to the extent reasonably practical and authorized under applicable agreements with non-operating working interest owners, will favor Participating Creditors in contracting for equipment, goods, materials and services for oilfield drilling operations subsequent to the Closing Date, provided that the price, quality, availability, deliverability and terms proposed by Participating Creditors are at least equal to that proposed to be provided by third parties. The foregoing commitment does not apply to any Participating Creditor that (i) in the future fails to provide contracted for services in a good and workmanlike manner, or (ii) in the future provides defective materials or equipment to Texstar. The obligation imposed by this Section is satisfied if the service, equipment or material in question is provided by any Participating Creditor.

                                     ARTICLE XVII

                              MORATORIUM AND LIMITATIONS

       17.01 MORATORIUM. Each Participating Creditor with respect to any claim against the Companies for services, materials or equipment furnished prior to June 14, 1999 will forebear from (i) prosecuting any litigation against the Companies and the non-operating interest owners of the Oil and Gas Properties, (ii) attempting to attach, garnish, levy or execute upon any of the Companies' assets or the non-operating interest owners of the Oil and Gas Properties, (iii) attempting to sequester or impound the proceeds of sale of oil, gas, or production runs for the sale of oil or gas, attributable to the interest of the Companies or mineral interest owners who obtained title through the Companies, (iv) pursuing any act of foreclosure or instituting and pursuing legal proceedings upon or against the Companies or their assets,
(v) filing or joining in any petition in bankruptcy with respect to the Companies, (vi) making, joining, or participating in an application for appointment of a receiver for the Companies, or for liquidation or dissolution of the Companies under any state or federal law, and (vii) filing a mechanic's and materialman's lien against the non-operating interest owners of the Oil and Gas Properties to secure payment of an Eligible Claim. The moratorium does not apply to the filing of mechanic's and materialman's liens against the interests of the Companies.

       17.02 STATUTES OF LIMITATION. Any period of limitation on prosecution or enforcement of rights by a Participating Creditor against the Companies shall be tolled as of the Closing Date, until the occurrence of an Event of Default pursuant to Article XXII which is not waived. The Companies will not raise any contractual or statutory period of limitation on prosecution as a defense in any legal proceeding which may subsequently be brought by a Participating Creditor who forbears from the taking of legal action under the terms of this Agreement prior to the occurrence of an Event of Default which is not waived.

                                    ARTICLE XVIII

                                SATISFACTION OF CLAIMS

       18.01 SATISFACTION AS TO THE COMPANIES. A Participating Creditor's Claim will be deemed paid in full upon payment of the Allowed Amount plus interest of such claim as provided for in this Agreement. The Upside Payment is not part of the Participating Creditors' Claims.

       18.02 RELEASE OF NON-OPERATING INTEREST OWNERS. To facilitate collection by Texstar of accounts receivable, effective as of the Closing Date, the Collateral Agent and each Participating Creditor agree that as to
(i) any lien or claim filed by a Participating Creditor as to a Eligible Claim against an interest owner other than the Companies (including, but not limited to, any lien pursuant to Chapter 56 of the Texas Property Code or Mississippi Code Ann Section 85-7-131, et seq. and all other applicable statutory lien laws) is released, (ii) any right to file a lien and any lien against the Oil and Gas Properties against an interest owner other than the Companies to secure payment of its Eligible Claim (including , but not limited to, any lien pursuant to Chapter 56 of the Texas Property Code or Mississippi Code Ann Section 85-7-131, et seq. and all other applicable statutory lien laws) is released, and (iii) any claim against a non-operating interest owner relating to or arising out of an Eligible Claim (other than the rights under this Agreement) is released.

                                     ARTICLE XIX

                          FUTURE ACQUIRED OIL AND GAS LEASES

       Until such time as Participating Creditor Claims are satisfied in full, the Companies shall, forthwith following the acquisition of an additional oil and gas lease, execute such documents as are reasonably necessary to include the Companies' interest in such oil and gas lease within the collateral pledged pursuant to the Collateral Documents. This provision does not apply to any oil and gas leases acquired in the Plum Grove property.

                                      ARTICLE XX

                           REPRESENTATIONS AND WARRANTIES
                                   OF THE COMPANIES

       The provisions of this Article constitute representations and warranties of the Companies.

       20.01 REVIEW AND APPROVAL. The Companies warrant and represent that their representative has reviewed this Agreement together with all exhibits, including the Collateral Documents, and that the Companies (i) understand fully the terms of this Agreement and the consequences of the issuance thereof, (ii) have been afforded an opportunity to have this Agreement reviewed by legal counsel, and (iii) have entered into this Agreement of their own free will and accord and without threat or duress.

       20.02 AUTHORITY. The Companies warrant and represent that the undersigned representatives are fully authorized to execute this Agreement or any other instrument required hereunder on their behalf.

       20.03 ACCURACY OF INFORMATION. The information contained in (i) the Independent Accountant Report prepared by Merdinger, Frutchter Rosen & Corso, P.C. dated June 4, 1999, (ii) the Benz Energy, Inc. Offer to Exchange and Offer to Sell dated June 15, 1999, and (iii) the Form SB-2 Registration Statement dated July 1999, to the best of the Companies knowledge is accurate in all material respects as of the dates reflected therein.

       20.04 ORGANIZATION. The Companies have been and are validly existing as corporations, with full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to carry out the terms of this Agreement.

       20.05 LEGAL, VALID AND BINDING INSTRUMENT. This Agreement has been duly authorized, executed and delivered by the Companies, and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution, delivery and performance of this Agreement by the Companies will not result in a breach or violation of any of the terms or provisions or constitute a default under any mortgage, deed of trust or material agreement to which the Companies are a party and which will remain in force and effect after the Closing Date.

       20.06 DEDICATED RECEIVABLES. The security interest in the Dedicated Receivables created in favor of the Collateral Agent pursuant to the Security Agreement shall (i) be first in priority, (ii) have not been assigned, and
(iii) the Companies are the lawful owners of same.

       20.07 SENIOR INDEBTEDNESS. The Senior Indebtedness is a valid and enforceable obligation of the Companies.

       20.08 OWNERSHIP. Benz does not hold record title to an interest in the Oil and Gas Properties.

                                     ARTICLE XXI

                            REPRESENTATIONS AND WARRANTIES
                              OF PARTICIPATING CREDITORS

       The provisions of this Article constitute representations and warranties of the Participating Creditors.

       21.01 REVIEW. Each Participating Creditor represents and warrants that he/she/it or his/her/its representative has reviewed this Agreement together with all exhibits and that they (i) understand fully the terms of this Agreement and the consequences of the issuance thereof, (ii) have been afforded an opportunity to have this Agreement reviewed by legal counsel, and
(iii) have entered into this Agreement to which each is a party of their own free will and accord and without threat or duress. Each Participating Creditor represents that the representative executing the Creditor Ratification is fully authorized to ratify this Agreement or any other instrument required hereunder on his/her/its behalf.

       21.02 AUTHORITY. Each Participating Creditor warrants and represents that he/she/it has all requisite power, authority and capacity to execute and deliver this Agreement by means of the Creditor Ratification and to perform the obligations to be performed by him/her/it hereunder. The execution, delivery and performance of this Agreement by means of the Creditor Ratification has been duly authorized by all necessary actions on the part of each Participating Creditor. Upon delivery of the Creditor Ratification, this Agreement will constitute a valid and binding obligation of such Participating Creditor, enforceable against him/her/it in accordance with the terms of this Agreement, subject to applicable bankruptcy, solvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally. No consent, approval or authorization of any governmental authority, trustee, lessor, lender or other third party is required in connection with the execution and delivery of the Creditor Ratification and performance of this Agreement by each Participating Creditor.

       21.03 NON RELIANCE. Ware, Snow, Fogel, Jackson & Greene, P.C., has not acted as counsel nor, except as set forth in the opinion of counsel attached as Exhibit 9, provided legal advise to any Participating Creditor in connection with the negotiation, evaluation or documentation of the transactions contemplated by this Agreement or Collateral Agent Agreement. Each Participating Creditor's decision to ratify this Agreement and the Collateral Agent Agreement and execute the Ratification was based solely on his/her/its own independent evaluation of the Participating Creditor's rights and the facts which each Participating Creditor has independently ascertained. Other than as expressly set forth herein, no representation has been made by the Participating Creditors to induce any other party to execute this Agreement and, where applicable, its exhibits.

                                     ARTICLE XXII

                                  EVENTS OF DEFAULT

       22.01 EVENTS OF DEFAULT AS TO THE COMPANIES. The occurrence of any one or more of the following events shall constitute an Event of Default as to the Companies.

              (a) Failure or refusal by either Benz or Texstar to punctually and properly perform, observe and comply with any (i) material covenant, (ii) representation or (iii) warranty contained in this Agreement, the Collateral Documents or any exhibits hereto, which failure or refusal shall continue for a period of ten (10) days following receipt by the Companies and Aquila of written notice thereof;

              (b) The failure of Benz and/or Texstar to pay when due any obligation required in this Agreement or the Collateral Documents and such failure shall continue for a period of ten (10) days after receipt of written notice of such default by the Companies and Aquila from the Collateral Agent;

              (c) The filing or commencement by Benz or Texstar of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; or Benz or Texstar shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debt as they become due, or shall take any corporate action to authorize any of the foregoing;

              (d) The filing or commencement of an involuntary case or other proceeding against either Benz or Texstar seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days; or an order for relief shall be entered against either Benz or Texstar under the federal bankruptcy laws as now or hereafter in effect;

              (e) The liquidation or dissolution of either Benz or Texstar prior to sale of all of its assets in accordance with the terms of this Agreement;

              (f) Posting property pledged as collateral to the Collateral Agent for foreclosure by the holder of the Senior Indebtedness, Enabling Loan, Future Loan or any other lien superior in priority to the liens granted to the Collateral Agent pursuant to the Collateral Documents;

              (g) Benz or Texstar shall claim that the Collateral Agent does not have a valid lien on the Companies' interest in the property described in the Collateral Documents;

              (h) Any court shall sign a judgment or order that provides that the Collateral Agent does not have a valid fully perfected lien on the Companies' interest in the property described in the Collateral Documents;

              (i) Benz or Texstar shall have concealed, removed, or permitted to be concealed or removed, any material part of its property, with intent to hinder, delay or defraud any of its creditors, or make or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of a material part of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid;

              (j) A representation in Section XX is established to have been materially inaccurate as of the date made;

              (k) A default under the Collateral Documents shall constitute an Event of Default hereunder; or

              (l) An event of default as to Benz shall constitute an event of default as to Texstar. An event of default as to Texstar shall constitute an event of default as to Benz.

       22.02 EVENT OF DEFAULT AS TO PARTICIPATING CREDITORS AND COLLATERAL AGENT. The failure or refusal to perform, observe and comply with any covenant, representation, warranty, agreement or condition contained in this Agreement or the Collateral Agent Agreement.

                                    ARTICLE XXIII

                                       REMEDIES

       23.01 DEFAULT BY BENZ OR TEXSTAR. In addition to any other provision of this Agreement or the Collateral Documents, upon the occurrence of an Event of Default, the Collateral Agent may, upon ten (10) days written notice to Aquila, exercise any or all of the following rights, remedies and recourse:

              a. Enter upon the collateral or any part thereof and take exclusive possession thereof and of all books, records and accounts relating thereto. If Benz or Texstar remains in possession of all or any part of the collateral after an Event of Default occurs and is continuing and without the Collateral Agent's prior written consent thereto, the Collateral Agent may invoke any and all legal remedies to dispossess the Companies, including specifically one or more actions for forcible entry and detainer, trespass to try title and writ of restriction. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the collateral or any part thereof after an Event of Default occurs than would have existed in the absence of such sentence.

              b. Hold, lease, manage, operate or otherwise use or permit the use of the collateral, or any part thereof, either by itself or by other persons, in such manner, for such time and upon such other terms as the Collateral Agent may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as the Collateral Agent shall deem necessary or desirable), and apply all proceeds from the collateral in accordance with the provisions hereof.

              c. Sell or offer for sale the collateral, or any part thereof, in such portions, order and parcels as the Collateral Agent may determine, with or without having first taken possession of same, in accordance with the provisions of the applicable Collateral Documents and applicable legal requirements.

              d. Make application to a court of competent jurisdiction, as a matter of strict right and, except as otherwise provided by applicable law, without notice to the Companies or without regard to the adequacy of the collateral for payment of the obligations to the Collateral Agent hereunder for the appointment of a receiver of the collateral, or any part thereof, and, to the extent permitted by applicable law, the Companies do hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain, sell, dispose and otherwise operate the collateral, any part thereof, upon such terms that may be approved by the court, and shall apply all proceeds from such operation of the collateral in accordance with the provisions hereof.

              e. Exercise any and all other rights, remedies and recourses granted hereunder or under the Collateral Documents or otherwise now or hereafter existing in equity, at law, by virtue of statute or otherwise.

       23.02 The collateral may be sold in one or more parcels and in such manner and order as the Collateral Agent, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

       23.03 The Collateral Agent shall have all rights, remedies and recourses granted in the Collateral Documents, and available at law or equity (including specifically those granted by the UCC in effect and applicable to the collateral, or any portion thereof) and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Benz or Texstar or against the collateral or against any one or more of them, at the sole discretion of the Collateral Agent, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by the Companies that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.

       23.04 The Companies shall not, except as otherwise provided by applicable law, be relieved of their obligations by reason of (a) the failure of a trustee to comply with any request of the Companies, to foreclose the liens on the collateral or to enforce any provisions of the Collateral Documents, (b) the release, regardless of consideration, of any person or entity obligated with respect to the obligations, or of the collateral or any part thereof, or the addition of any other property to the collateral, (c) any agreement or stipulation between any subsequent owner of the collateral and the Collateral Agent extending, renewing, rearranging or in any other way modifying the terms of the Collateral Documents without first having obtained the consent of, given notice to or paid any consideration to Benz or Texstar, or such other person, and in such event, Benz or Texstar, and all such other persons shall continue to be liable to make payments in accordance with the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Collateral Agent, and (d) any other act or occurrence, save and except the satisfaction of the Companies' obligations hereunder. The Companies waive any right to require the Collateral Agent to proceed against any other person, exhaust any of the collateral, or pursue any other remedy in the Collateral Agent's power.

       23.05 The release or substitution of all or any part of the collateral, regardless of consideration, shall not in any way impair, affect, subordinate, or release the Collateral Agent's liens or its priority status in and to any remaining collateral. For payment and performance of the Companies' obligations hereunder, the Collateral Agent may resort to any other security therefor held by a trustee in such order and manner as the Collateral Agent may elect.

       23.06 In case the Collateral Agent shall have proceeded to invoke any right, remedy or recourse permitted under the Collateral Documents and shall thereafter elect to discontinue or abandon same for any reason, the Collateral Agent shall have the unqualified right to do so and, in such event, the Companies and the Collateral Agent shall be restored to their former positions with respect to the Companies' obligations hereunder, the Collateral Documents, the collateral and otherwise, and the rights, remedies, recourses and powers of the Collateral Agent shall continue as if same had never been invoked.

       23.07 NO ELECTION OF REMEDIES. The Participating Creditors shall have all rights, remedies and recourses granted in the Collateral Documents, and available at law or equity and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against the Companies or against the subject collateral or against any one or more of them, at the sole discretion of the Collateral Agent, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by the Companies that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.

       23.08 DEFAULT BY A PARTICIPATING CREDITOR. The representations, warranties and covenants of the Participating Creditors are several and not joint. Should an Event of Default as to a Participating Creditor occur, (i) the defaulting Participating Creditor shall remain obligated to perform its obligations under this Agreement including those set forth in Article XVII,
(ii) the rights of all parties other than the defaulting Participating Creditor shall be unaffected, (iii) the Companies may suspend making any further payments to the defaulting Participating Creditor until such time as the damages incurred by the default are recovered, and (iv) the Participating Creditors shall be liable for any actual damages sustained as a result of its default.

       23.09 DEFAULT BY COLLATERAL AGENT. Should an Event of Default as to the Collateral Agent occur (i) the Collateral Agent, to the extent permitted by the Collateral Agent Agreement, shall be liable for the actual damages sustained as a result of his willful misconduct and/or fraud, and (ii) the total amount of Participating Creditor Claims shall be reduced Pro Rata by the damages sustained by the Companies.

                                     ARTICLE XXIV

                                    FURTHER ACTION

       24.01 AMENDMENT OR WAIVER. Any (i) action, (ii) amendment to this Agreement or the Collateral Documents, or (iii) waiver of a provision of this Agreement or the Collateral Documents, that is approved (1) in writing by the Companies, and (2) by the Requisite Majority in accordance with the procedures set forth in Section 24.02 shall be binding upon all Participating Creditors, the Collateral Agent and the Companies; provided, that no amendment to this Section 24.01, to Article XII, or to Section 25.09 shall be effective unless it is approved in writing by Aquila.

       24.02 PROCEDURE FOR APPROVAL OF SOLICITED ACTION. The procedure for obtaining approval of a Solicited Action is as follows:

              (a) Notice of the Solicited Action together with a ballot shall be sent to Participating Creditors in the manner and at the address provided for in

                     Section 25.17.

              (b) In order to be counted, the ballot must be filled out, executed by the authorized representative of the Participating Creditor and delivered to the Companies within fifteen (15) Business Days of delivery of receipt of notice of the Solicited Action to the Participating Creditors as provided in Section 25.17. Any ballots that fail to satisfy the requirements of this Section shall not be counted.

       24.03 EFFECT. Any Solicited Action which is approved by the Requisite Majority in accordance with Section 24.02 shall be binding upon all Participating Creditors and the Collateral Agent.

                                     ARTICLE XXV

                                    MISCELLANEOUS

       25.01 DISCLAIMER. No representation, express or implied, is made by the Companies or their legal counsel as to the tax effects of any of the transactions contemplated in this Agreement.

       25.02 SURVIVAL. All representations, warranties, covenants and agreements of the parties made in this Agreement and any of its exhibits shall survive the execution and delivery of this Agreement and any of its exhibits until such time as all of the obligations of the signatories to such document shall have lapsed in accordance with their respective terms or shall have been discharged in full.

       25.03 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No assignment of this Agreement or the rights hereunder or against non-operating working interest owners of the Oil and Gas Properties relating to an Eligible Claim may be made by a Participating Creditor except in accordance with the terms of this Agreement No assignment shall be effective until the Companies are notified in writing and the Assignees have executed and delivered to the Companies a Creditor Ratification. No assignment may be made by a Participating Creditor to a person or entity engaged in the business of oil and gas exploration and development other than another Participating Creditor. It is agreed that Pioneer Natural Resources USA, Inc. may assign its Eligible Claim to Jordan Oil & Gas L.P. The Companies are released from liability on an Eligible Claim that is assigned by a Participating Creditor without complying with this Section.

       25.04 MODIFICATIONS AND WAIVERS. No delay on the part of the Participating Creditors or the Companies in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by written instrument signed by the party against which enforcement of such amendment is sought.

       25.05 ENTIRE AGREEMENT; NO ORAL AGREEMENTS. This Agreement, the exhibits hereto and agreements referred to herein collectively contain the entire agreement between the parties relating to the transactions contemplated hereby. THIS AGREEMENT, THE EXHIBITS HERETO AND AGREEMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. The Companies agree to pay the reasonable fees and expenses of the Deposit Agent and the reasonable fees and expenses of Lugenbuhl, Burke, Wheaton, Peck, Rankin & Hubbard incurred in connection with negotiation, drafting and closing on this Agreement.

       25.06 FURTHER ASSURANCES. Benz or Texstar, as applicable, shall promptly cure any defects in the execution and delivery of this Agreement, any exhibit to this Agreement and all other documents contemplated by this Agreement and shall promptly execute and deliver to the Companies upon request all such other and further assurances, documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or obtain any consents, all as may be necessary or appropriate in connection therewith.

       25.07 CAPTIONS. All section titles or captions contained in this Agreement, in any exhibit annexed hereto or in any schedule referred to herein are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

       25.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument.

       25.09 AQUILA; THIRD PARTY BENEFICIARIES. AQUILA, ANY LENDER OF A FUTURE LOAN AND ANY PURCHASER OF ANY OF THE OIL AND GAS PROPERTIES IS EACH AN INTENDED BENEFICIARY OF THIS AGREEMENT. ALL PARTIES TO THIS AGREEMENT, INCLUDING THE PARTICIPATING CREDITORS, ACKNOWLEDGE AND AGREE THAT AQUILA, ANY LENDER OF A FUTURE LOAN AND ANY PURCHASER OF ANY OF THE OIL AND GAS PROPERTIES IS ENTITLED TO RELY UPON AND ENFORCE THE PROVISIONS OF THIS AGREEMENT AND THE COLLATERAL AGENT AGREEMENT. AQUILA, ANY LENDER OF A FUTURE LOAN AND ANY PURCHASER OF ANY OF THE OIL AND GAS PROPERTIES IS HEREBY EXPRESSLY GIVEN THE RIGHT TO BRING SUIT DIRECTLY AGAINST ANY PARTY TO THIS AGREEMENT, INCLUDING PARTICIPATING CREDITORS, TO ENFORCE THE PROVISIONS OF THIS AGREEMENT AND THE COLLATERAL AGENT AGREEMENT. THE RIGHTS OF AQUILA AND ANY LENDER OF A FUTURE LOAN INCLUDE, BUT ARE NOT LIMITED TO, THE RIGHT TO BRING SUIT TO ENFORCE THE EXPRESS SUBORDINATION BY PARTICIPATING CREDITORS AND THE COLLATERAL AGENT OF ALL OF THEIR RESPECTIVE LIENS TO THE LIENS AND SECURITY INTERESTS GRANTED TO (i) AQUILA PURSUANT TO THE ENABLING LOAN,

AND (ii) A FUTURE LENDER PURSUANT TO A FUTURE LOAN. EXCEPT FOR AQUILA, ANY LENDER OF A FUTURE LOAN AND ANY PURCHASER OF THE OIL AND GAS PROPERTIES, THIS AGREEMENT SHALL BE FOR THE BENEFIT OF THE PARTIES HERETO AND IS NOT FOR THE BENEFIT OF ANY OTHER PERSON. NO OTHER PERSON SHALL HAVE STANDING TO REQUIRE SATISFACTION OF ANY PROVISION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.
 Aquila has joined in the execution of this Agreement solely for purposes of establishing a direct contractual right to enforce the benefits provided Aquila under this Agreement as an inducement to it to provide the Enabling Loan. Each of the Companies, the Collateral Agent and the Deposit Agent hereby acknowledges and agrees, and by its execution of a Creditor Ratification, each Participating Creditor acknowledges and agrees that Aquila has and shall have no obligations under this Agreement, whether to make the Enabling Loan or otherwise, and that any obligation of Aquila to make the Enabling Loan shall arise only under the terms of a written loan agreement between Aquila and Texstar.

       25.10 REFERENCES. The words "herein", "hereof", "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular article, section or subsection. References in this Agreement to sections and exhibits shall refer to the sections contained in this Agreement and the exhibits attached to this Agreement, unless otherwise specified.

       25.11 EXHIBITS. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

       25.12 SINGULAR AND PLURAL. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa.
 The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

       25.13 GOVERNING LAW. THIS AGREEMENT AND ANY EXHIBITS ATTACHED HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND, TO THE EXTENT CONTROLLING, THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

       25.14 JOINTLY DRAFTED AGREEMENT; CONSTRUCTION. This Agreement and all exhibits have been drafted jointly by the attorneys of all parties, and it is expressly agreed that neither this Agreement, any of the exhibits nor any other document executed in connection herewith shall ever be construed against any party hereto on the basis of who drafted the documents.

       25.15 USURY. All agreements between the Companies and Participating Creditors are expressly limited so that in no contingency or event shall the amount paid or agreed to be paid to Participating Creditors for the use, forbearance, or detention of the money to be lent hereunder exceed the maximum amount permissible under the applicable federal and state usury laws. It is therefore the intention of the Companies and Participating Creditors to conform strictly to said state and federal usury laws applicable to this transaction. Therefore, in this Agreement and the Collateral Documents, the aggregate of all interest and any other charges constituting interest under the applicable law contracted for chargeable or receivable under this Agreement and the Collateral Documents or otherwise in connection with this transaction shall under no circumstances exceed the maximum amount of interest permitted by law. If any excess of interest or in such respect is provided for or shall be adjudicated to be so provided for in this Agreement and the Collateral Documents or in any of the documents securing payment hereof or otherwise relating hereto, then in such event,

              (a)    The provisions of this paragraph shall govern and control;

              (b) The Companies shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum permitted by law;

              (c) Any excess of said interest shall be deemed a mistake and is hereby canceled automatically and if theretofore paid, shall at the option of Participating Creditors be refunded to the Companies or credited to the principal amount; and

              (d) The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under said laws or as is or as they may hereafter be construed by courts of appropriate jurisdiction. To the extent permitted by law, the determination of the rate of interest shall be made by amortizing, prorating, allocating, and spreading in equal parts during the period of the full stated term of the loan, all interest at any time contracted for, charged, or received from the Companies in connection with said loan.

       25.16 SURVIVAL. The release and indemnification provided for herein shall become effective as and when the conditions set forth in Article II are satisfied and shall survive the termination of this Agreement.

       25.17 NOTICE. Any notice required or permitted to be given under this Agreement shall be given to each of the following and shall be dated and in writing and shall be deemed to have been duly given when actually delivered or three days after being deposited in either (i) United States first class mail, or (ii) United States certified mail, return receipt requested, postage pre-paid, and addressed as follows:

              If to Benz:

              Benz Energy, Inc.
              1000 Louisiana, Suite 1500
              Houston, TX  77002
              Attention: Todd Grabois and Prentis Tomlinson

              If to Texstar:

              Texstar Petroleum, Inc.
              1000 Louisiana, Suite 1500
              Houston, TX  77002
              Attention: Todd Grabois and Prentis Tomlinson

              If to the Collateral Agent:

              Stewart Peck
              Lugenbuhl, Burke, Wheaton, Peck, et al.
              601 Poydras, Suite 2775
              New Orleans, LA  70130

              If to the Deposit Agent:

              Stewart Peck
              Lugenbuhl, Burke, Wheaton, Peck, et al.
              601 Poydras, Suite 2775
              New Orleans, LA  70130

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                   BENZ ENERGY, INC.


                                   BY:
                                         -------------------------------------
                                   NAME:
                                         -------------------------------------
                                   TITLE:
                                         -------------------------------------


                                   TEXSTAR PETROLEUM, INC.


                                   BY:
                                         -------------------------------------
                                   NAME:
                                         -------------------------------------
                                   TITLE:
                                         -------------------------------------


                                   COLLATERAL AGENT


                                   BY:
                                         -------------------------------------
                                         STEWART PECK


                                   DEPOSIT AGENT


                                   BY:
                                         -------------------------------------
                                         STEWART PECK

                                   AQUILA ENERGY CAPITAL CORPORATION

                                   BY:
                                         -------------------------------------
                                   NAME:
                                         -------------------------------------
                                   TITLE:
                                         -------------------------------------

                                  TABLE OF CONTENTS

ARTICLE I
     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.01      "ALLOWED AMOUNT". . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.02      "AQUILA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.03      "AVERAGE ADJUSTED SHARE PRICE". . . . . . . . . . . . . . . . . . . .1
     1.04      "BENZ". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.05      "BUSINESS DAY". . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.06      "CAPITAL EXPENDITURES". . . . . . . . . . . . . . . . . . . . . . . .1
     1.07      "CASH". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.08      "CLOSING DATE"  . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.09      "COLLATERAL AGENT". . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.10      "COLLATERAL AGENT AGREEMENT"  . . . . . . . . . . . . . . . . . . . .2
     1.11      "COLLATERAL DOCUMENTS". . . . . . . . . . . . . . . . . . . . . . . .2
     1.12      "COMPANIES" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.13      "CONVENIENCE CLAIM" . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.14      "CREDITOR RATIFICATION" . . . . . . . . . . . . . . . . . . . . . . .2
     1.15      "DEBT SERVICE". . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.16      "DEDICATED PORTION OF NET LOAN PROCEEDS". . . . . . . . . . . . . . .2
     1.17      "DEDICATED PORTION OF NET PROPERTY SALE PROCEEDS" . . . . . . . . . .2
     1.18      "DEDICATED RECEIVABLES" . . . . . . . . . . . . . . . . . . . . . . .2
     1.19      "DEPOSIT AGENT" . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.20      "DISPUTED CLAIM". . . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.21      "DISPUTED CLAIM RESERVE". . . . . . . . . . . . . . . . . . . . . . .3
     1.22      "ELIGIBLE CLAIMS" . . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.23      "ENABLING LOAN" . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.24      "EVENT OF DEFAULT". . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.25      "EXEMPTED MERGER" . . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.26      "FUTURE LOAN" . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.27      "G&A EXPENSES". . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.28      "INITIAL PAYMENTS". . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.29      "LOAN EXPENSES" . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.30      "NET LOAN PROCEEDS" . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.31      "NET PROPERTY SALE PROCEEDS". . . . . . . . . . . . . . . . . . . . .4
     1.32      "NET REVENUE FROM OPERATIONS" . . . . . . . . . . . . . . . . . . . .4
     1.33      "NON-PARTICIPATING CLAIMS". . . . . . . . . . . . . . . . . . . . . .4
     1.34      "NON PARTICIPATING CREDITOR RESERVE". . . . . . . . . . . . . . . . .4
     1.35      "OIL AND GAS PROPERTIES". . . . . . . . . . . . . . . . . . . . . . .4
     1.35      "OPERATING AGREEMENT" . . . . . . . . . . . . . . . . . . . . . . . .5
     1.36      "OPERATION EXPENSES". . . . . . . . . . . . . . . . . . . . . . . . .5
     1.37      "PARTICIPATING CREDITOR'S CLAIM". . . . . . . . . . . . . . . . . . .5
     1.38      "PARTICIPATING CREDITORS" . . . . . . . . . . . . . . . . . . . . . .6
     1.39      "PRO RATA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

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     1.40      "REQUISITE MAJORITY". . . . . . . . . . . . . . . . . . . . . . . . .6
     1.41      "REVENUE FROM OPERATIONS" . . . . . . . . . . . . . . . . . . . . . .6
     1.42      "SELLING EXPENSES". . . . . . . . . . . . . . . . . . . . . . . . . .7
     1.43      "SENIOR INDEBTEDNESS" . . . . . . . . . . . . . . . . . . . . . . . .7
     1.44      "SENIOR MANAGEMENT" . . . . . . . . . . . . . . . . . . . . . . . . .7
     1.45      "SOLICITED ACTION". . . . . . . . . . . . . . . . . . . . . . . . . .7
     1.46      "SUBSTANTIAL MANAGEMENT CHANGE" . . . . . . . . . . . . . . . . . . .7
     1.47      "TAXES" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     1.48      "TEXSTAR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     1.49      "UPSIDE PAYMENT". . . . . . . . . . . . . . . . . . . . . . . . . . .7
     1.50      "UPSIDE PAYMENT AMOUNT" . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE II
     CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.01      CONDITIONS TO BE SATISFIED BY TEXSTAR.. . . . . . . . . . . . . . . .8
     2.02      CONDITIONS TO BE SATISFIED BY BENZ. . . . . . . . . . . . . . . . . .8
     2.03      CONDITION TO BE SATISFIED BY PARTICIPATING CREDITORS. . . . . . . . .8
     2.04      OTHER CONDITIONS TO BE SATISFIED. . . . . . . . . . . . . . . . . . .9

ARTICLE III
     DEPOSIT AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.01      DEPOSITS IN ESCROW. . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.02      DELIVERY TO COLLATERAL AGENT IN EVENT CONDITIONS ARE SATISFIED. . . .9
     3.03      DELIVERY TO PARTICIPATING CREDITORS IN THE EVENT CONDITIONS ARE
               SATISFIED.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.04      DELIVERY TO THE COMPANIES IN THE EVENT CONDITIONS ARE SATISFIED.. . .9
     3.05      INSTRUCTIONS IN EVENT CONDITIONS ARE NOT TIMELY SATISFIED.. . . . . .9
     3.06      LIMITATION ON DUTY AND LIABILITY OF DEPOSIT AGENT.. . . . . . . . . .9
     3.07      INDEMNITY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.08      RESIGNATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE IV
     EFFECT OF FAILURE TO SATISFY CONDITIONS ANDEFFECT OF SATISFACTION OF
     CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.01      EFFECT OF NOT SATISFYING CONDITIONS.  . . . . . . . . . . . . . . . 11
     4.02      EFFECT OF SATISFYING CONDITIONS.. . . . . . . . . . . . . . . . . . 11

ARTICLE V
     PARTICIPATING CREDITORS AND RATIFICATION. . . . . . . . . . . . . . . . . . . 11
     5.01      CREDITOR RATIFICATION.. . . . . . . . . . . . . . . . . . . . . . . 11
     5.02      DISCRETIONARY EXTENSION OF TIME.  . . . . . . . . . . . . . . . . . 11

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     5.03      RATIFICATION OF AGREEMENT.. . . . . . . . . . . . . . . . . . . . . 11
     5.04      INITIAL COLLATERAL AGENT. . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE VI
     BENZ/TEXSTAR INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.01      JOINT AND SEVERAL.. . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.02      DEBT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.03      ARBITRATION OF CLAIM AMOUNT DISPUTES. . . . . . . . . . . . . . . . 12

ARTICLE VII
     PAYMENT OF CONVENIENCE CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . 13
     7.01      PAYMENT.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     7.02      ELECTION TO BE TREATED AS A CONVENIENCE CLAIM.. . . . . . . . . . . 14

ARTICLE VIII
     INITIAL PAYMENTS TO PARTICIPATING CREDITORS . . . . . . . . . . . . . . . . . 14
     8.01      INITIAL PAYMENT.. . . . . . . . . . . . . . . . . . . . . . . . . . 14
     8.02      OBLIGATION AMOUNT.. . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE IX
     SUBSEQUENT PAYMENTS TO PARTICIPATING CREDITORS. . . . . . . . . . . . . . . . 14
     9.01      PRO RATA ALLOCATION OF REQUIRED PAYMENTS. . . . . . . . . . . . . . 14
     9.02      QUARTERLY PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 14
     9.03      DEDICATED PORTION OF NET PROPERTY SALE PROCEEDS.. . . . . . . . . . 14
     9.04      DEDICATED PORTION OF NET LOAN PROCEEDS. . . . . . . . . . . . . . . 14
     9.05      DEDICATED RECEIVABLES.. . . . . . . . . . . . . . . . . . . . . . . 15
     9.06      MATURITY DATE.. . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE X
     UPSIDE PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     10.01     CONDITION UNDER WHICH DUE.. . . . . . . . . . . . . . . . . . . . . 15
     10.02     PAYMENT DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     10.03     DISCLAIMER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     10.04     UNSECURED.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE XI
     RESERVES FOR NON-PARTICIPATING CREDITOR CLAIMS. . . . . . . . . . . . . . . . 16

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ARTICLE XII
     ACKNOWLEDGMENT AND SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . 16
     12.01     ACKNOWLEDGMENT CONCERNING THE SENIOR INDEBTEDNESS.. . . . . . . . . 16
     12.02     SUBORDINATION TO ENABLING LOAN. . . . . . . . . . . . . . . . . . . 16
     12.03     PRIORITY OF SENIOR INDEBTEDNESS AND ENABLING LOAN TO LIENS
               CREATED BY COLLATERAL DOCUMENTS.. . . . . . . . . . . . . . . . . . 16
     12.04     SUBORDINATION OF MECHANIC'S AND MATERIALMAN'S LIEN TO LIENS
               CREATED BY THE COLLATERAL DOCUMENTS.. . . . . . . . . . . . . . . . 17

ARTICLE XIII
     FUTURE LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     13.01     CONSENT TO FUTURE LOANS.. . . . . . . . . . . . . . . . . . . . . . 17
     13.02     SUBORDINATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE XIV
     SALE OF OIL AND GAS PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . 18
     14.01     CONSENT TO SALE OF OIL AND GAS PROPERTIES.. . . . . . . . . . . . . 18
     14.02     RELEASE OF LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE XV
     RECORDS AND REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     15.01     BOOKS AND RECORDS.. . . . . . . . . . . . . . . . . . . . . . . . . 19
     15.02     INSPECTIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     15.03     QUARTERLY STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE XVI
     FUTURE SERVICES, EQUIPMENT AND MATERIALS. . . . . . . . . . . . . . . . . . . 20

ARTICLE XVII
     MORATORIUM AND LIMITATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     17.01     MORATORIUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     17.02     STATUTES OF LIMITATION. . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE XVIII
     SATISFACTION OF CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     18.01     SATISFACTION AS TO THE COMPANIES. . . . . . . . . . . . . . . . . . 21
     18.02     RELEASE OF NON-OPERATING INTEREST OWNERS. . . . . . . . . . . . . . 21

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ARTICLE XIX
     FUTURE ACQUIRED OIL AND GAS LEASES. . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE XX
     REPRESENTATIONS AND WARRANTIES OF THE COMPANIES . . . . . . . . . . . . . . . 21
     20.01     REVIEW AND APPROVAL.. . . . . . . . . . . . . . . . . . . . . . . . 21
     20.02     AUTHORITY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     20.03     ACCURACY OF INFORMATION.. . . . . . . . . . . . . . . . . . . . . . 22
     20.04     ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     20.05     LEGAL, VALID AND BINDING INSTRUMENT.. . . . . . . . . . . . . . . . 22
     20.06     DEDICATED RECEIVABLES.. . . . . . . . . . . . . . . . . . . . . . . 22
     20.07     SENIOR INDEBTEDNESS.. . . . . . . . . . . . . . . . . . . . . . . . 22
     20.08     OWNERSHIP.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE XXI
     REPRESENTATIONS AND WARRANTIESOF PARTICIPATING CREDITORS. . . . . . . . . . . 22
     21.01     REVIEW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     21.02     AUTHORITY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     21.03     NON RELIANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE XXII
     EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     22.01     EVENTS OF DEFAULT AS TO THE COMPANIES.. . . . . . . . . . . . . . . 23
     22.02     EVENT OF DEFAULT AS TO PARTICIPATING CREDITORS AND COLLATERAL
               AGENT.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE XXIII
     REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE XXIV
     FURTHER ACTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     24.01     AMENDMENT OR WAIVER.. . . . . . . . . . . . . . . . . . . . . . . . 28
     24.02     PROCEDURE FOR APPROVAL OF SOLICITED ACTION. . . . . . . . . . . . . 28
     24.03     EFFECT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE XXV
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     25.01     DISCLAIMER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

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     25.02     SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     25.03     SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . 29
     25.04     MODIFICATIONS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . 29
     25.05     ENTIRE AGREEMENT; NO ORAL AGREEMENTS. . . . . . . . . . . . . . . . 29
     25.06     FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . 30
     25.07     CAPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     25.08     COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     25.09     AQUILA; THIRD PARTY BENEFICIARIES . . . . . . . . . . . . . . . . . 30
     25.10     REFERENCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     25.11     EXHIBITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     25.12     SINGULAR AND PLURAL . . . . . . . . . . . . . . . . . . . . . . . . 31
     25.13     GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     25.14     JOINTLY DRAFTED AGREEMENT; CONSTRUCTION . . . . . . . . . . . . . . 31
     25.15     USURY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     25.16     SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     25.17     NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

                                       EXHIBITS

EXHIBIT 1      Creditor Ratification
EXHIBIT 2      Eligible Creditors and Claim Amounts
EXHIBIT 3      Deed of Trust, Assignment of Production, Security Agreement and
               Financing Statement (Texas)
EXHIBIT 4      Deed of Trust, Assignment of Production, Security Agreement and
               Financing Statement (Mississippi)
EXHIBIT 5      Act of Mortgage, Pledge and Security Agreement (Louisiana)
EXHIBIT 6      Security Agreement
EXHIBIT 7      Senior Indebtedness
EXHIBIT 8      Collateral Agent Agreement
EXHIBIT 9      Opinion of Counsel

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